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                                                                    Exhibit 23.1

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement and to the incorporation by reference in the Registration Statement on Form S-3 of National City Corporation for the registration of $50 million of Senior and Subordinated Debt Securities and the Registration Statement (Form S-3 No. 33-54323) of our report dated January 21, 1999, with respect to the consolidated financial statements of National City Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998.



                                                       /s/ Ernst & Young LLP

Cleveland, Ohio
January 29, 1999